FOR IMMEDIATE RELEASE

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Lynne Farris
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Becky Wood DiSorbo
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Borland Acquires Highlander Engineering

Expands Borland’s Presence in Embedded Systems Market

SCOTTS VALLEY, Calif. – May 28, 2002 — Borland Software Corporation (Nasdaq NM: BORL) announced today it has acquired all the assets of privately held Highlander Engineering, Inc., a provider of software solutions for the embedded systems market. The transaction involves cash earnout payments not to exceed $2 million over a two-year period contingent upon the financial performance of Highlander software products and services. Borland management does not expect this acquisition to have a material impact on revenues or net income for 2002.

Headquartered in Lakeland, Fla., and a long-standing partner of Borland, Highlander provides VisiBroker®-RT, a complete CORBA® runtime and supporting environment for embedded systems that is based on the core technology in Borland® Enterprise Server. Highlander primarily serves Fortune 500 companies, including Ciena, Cisco, Fujitsu, GE Medical, KLA Tencor, NEC, Lockheed Martin, Raytheon and Schlumberger, many of whom are customers Highlander shares with Borland.

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Highlander was founded in 1994 and has been a Borland partner and licensee since 1996. Highlander’s engineering operations are expected to remain in their current Florida facilities, while the sales and marketing organization will be assimilated into Borland worldwide.

“Just as our January 2002 purchase of VMGEAR extended our footprint in the Java application development lifecycle, this acquisition builds on our introduction of JBuilder™ MobileSet™ and JDataStore™ and expands Borland’s presence in the embedded and wireless applications space,” said Dale L. Fuller, president and CEO of Borland. “With Highlander, we can offer our customers a complete solution for the development and deployment of interoperable applications across embedded and enterprise environments. Borland is committed to acquiring technologies that complement or further extend our existing technology capabilities. Both acquisitions are consistent with our goal of providing our customers with the freedom to develop, deploy and integrate applications across all major platforms while enhancing the growth of our development and deployment revenues.”

Addressing the Embedded Market

Common Object Request Broker Architecture (CORBA) is the leading standard for building distributed applications requiring high availability, performance, and security. The CORBA standard is especially relevant for embedded software, a market that industry analysts expect will exceed $1 billion by 2004. CORBA has made significant inroads into several embedded software verticals, including telecommunications, defense electronics, manufacturing equipment, and instrumentation. Highlander was the first to offer embedded implementations of the CORBA 2.0 standard and even today is the only provider to be fully compliant with the CORBA 2.3.1 specifications.

“As embedded and enterprise applications become more tightly integrated and converge, rapid development of distributed applications across heterogeneous environments is becoming a must-have capability for today’s embedded systems developers,” said Ken Black, founder, president, and CEO of Highlander. “Our successful partnership with Borland has allowed our customers to take advantage of the proven reliability and interoperability of the Borland Enterprise Server and freed us to focus on the extensions and optimizations required for embedded and real-time applications. We are excited about joining Borland and leveraging its global distribution and support network to bring our time-to-market and interoperability benefits to even more customers.”

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About Borland Enterprise Server

The Borland Enterprise Server family of application servers offers a range of functionality to support today’s complex application development and deployment environments. Based on Borland VisiBroker®, the world’s most deployed CORBA infrastructure, the Borland Enterprise Server was engineered to provide high performance and reliability at a low overall cost of ownership. From deploying and running JSPs and servlets to enterprise J2EE-based application deployments, Borland Enterprise Server provides the tools, performance, and deployment flexibility to manage implementations effectively and reliably throughout an ever-changing IT environment. The Borland Enterprise Server is available in three editions: Web Edition, VisiBroker Edition, and AppServer™ Edition. For more information, visit http://www.borland.com/bes/.

About Borland

Borland Software Corporation is a leading provider of technology used to develop, deploy and integrate software applications. Delivering best-in-class technology solutions dedicated to interoperability, Borland allows enterprises of all sizes to move into Web-based computing while leveraging legacy systems. From the Fortune 1000 to the Borland Developer Network comprised of millions of developers around the world, Borland provides customers the freedom to develop applications, deploy them anywhere, and integrate and manage them across the enterprise. Borland solutions enable organizations to increase productivity and deliver higher-performance projects faster and on budget, while lowering total cost of ownership.

Founded in 1983, Borland is headquartered in Scotts Valley, California with operations worldwide. To learn more, visit Borland at http://www.borland.com, the community site at http://community.borland.com, or call Borland at (800) 632-2864.

All Borland brand and product names are trademarks or registered trademarks of Borland Software Corporation, in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This release contains “forward-looking statements” as defined under the Federal Securities Laws, including the Private Securities Litigation Reform Act of 1995. All statements that are not historical are forward-looking. Forward-looking statements may relate to, but are not limited to, the effect of the acquisition of Highlander Engineering on Borland’s future results, customer base and R&D capabilities, Borland’s ability to successfully integrate Highlander Engineering, Borland’s future financial performance, capital expenditures, revenues, acquisitions, earnings, costs, product development plans, global expansion plans, estimated size of potential customer markets, demand for Borland’s products, the projected acceptance by existing or potential customers of new technologies and the potential features of, or benefits to be derived from, the products developed, marketed or sold by Borland, market and technological trends in the software industry and various economic and business trends. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially. Factors that could cause actual events or results to differ materially include, among

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others, the following: general economic factors and capital market conditions, general industry trends, the potential effects on Borland of competition in computer software product and services markets, growth rates in the software and professional services markets that Borland participates in, rapid technological change that can adversely affect the demand for Borland’s products, shifts in customer demand, market acceptance of new or enhanced products or services developed, marketed or sold by Borland, delays in scheduled product availability dates, actions or announcements by competitors, software errors, reduction in sales to or loss of any significant customers, the ability to successfully integrate acquisitions, Borland’s ability to protect its intellectual property rights, the dependence of certain of Borland’s business units on licenses from third parties, Borland’s ability to attract and retain qualified personnel, Borland’s ability to contain costs and unanticipated impact of economic and financial conditions in the United States and around the world resulting from geopolitical instabilities and the U.S. war against terrorism. These and other risks may be detailed from time to time in Borland’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov. Borland is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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